SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the
Commission Only (as permitted
by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

State Farm Mutual Fund Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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LifePath®1 shareholders: Proxy vote reminder

Applies to U.S. only

State Farm Mutual Funds® is requesting assistance from State Farm® agents, employees and their family members who are shareholders of the State Farm LifePath 2020® Fund, State Farm LifePath 2030® Fund and the State Farm LifePath 2040® Fund. We strongly encourage these shareholders to vote their proxies related to the June 12 shareholder meeting as soon as possible.

Important: without a sufficient number of votes, State Farm Mutual Fund Trust will be unable to adopt all of the proposals to be addressed at the June 12 shareholder meeting.

The proposals include:

●	Electing a Board of Trustees for State Farm Mutual Fund Trust
●	Approving a manager-of-managers structure for the LifePath 2020, 2030 and 2040 Funds
●	Appointing BlackRock Fund Advisors as sub-adviser to all five State Farm LifePath Funds

Approving Proposals 2 and 3 at the shareholder meeting is expected to benefit shareholders of the five State Farm LifePath Funds by reducing the operating expenses of these Funds.

Action Item

●	Voting your shares is an easy and quick process and can be done via mail, online or by phone. Proxy materials mailed to shareholders in March and April include instructions on the voting process.
●

If you have your proxy card and wish to vote online or by phone (IVR – interactive voice recognition), go to www.proxy-direct.com or call 800-337-3503. (Note, voting online or by IVR phone requires that you enter the control number and security code provided on your proxy card.)

●

To request a replacement proxy card (voting ballot) or to vote your proxy verbally, please call 1-866-612-1825. The voting call center is open Monday-Friday 9:00am-11:00pm EST and Saturday 12:00pm-8:00pm EST.

For more information

Review the statefarm.com® resource page located at www.statefarm.com/shareholderproxy, which includes the proxy material and further descriptions of the proposals to be considered at the June 12 meeting. For additional questions, please call the Mutual Funds Response Center at 800-792-4070.

1 LifePath® is a registered trademark of BlackRock, Inc. or its affiliates. BlackRock has granted State Farm Mutual Fund Trust a non-exclusive license to use the name “LifePath.”

Before investing, consider the funds' investment objectives, risks, charges and expenses. Contact State Farm VP Management Corp (1-800-447-4930) for a prospectus or summary prospectus containing this and other information. Read it carefully. 2015/04/1085

Securities, insurance and annuity products are not FDIC insured, are not bank guaranteed and are subject to investment risk, including possible loss of principal.

Neither State Farm nor its agents provide investment, tax, or legal advice.